Exhibit 10.24

AUSTRALIAN OILSEEDS HOLDINGS LIMITED

2023 EQUITY INCENTIVE PLAN

NOTICE OF GRANT OF SHARE APPRECIATION RIGHTS

The Participant has been granted a share appreciation rights award (the “Share Appreciation Right” or “SAR”) pursuant to the Australian Oilseeds Holdings Limited (the “Company”) 2023 Equity Incentive Plan (the “Plan”), as follows:

Participant:	[PARTICIPANT NAME]

Date of Grant:	[DATE OF GRANT]

Number of SARs:	[NUMBER OF SARS]

Strike Price:	$[EXERCISE PRICE]

Initial Vesting Date:	[FIRST VESTING DATE]

SAR Expiration Date:	The date ten years after the Date of Grant

Vested SARs:	Except as provided in the Share Appreciation Rights Award Agreement (the “Award Agreement”), the number of vested SARs (disregarding any resulting fractional SARs) as of any date is determined by multiplying the Number of SARs by the “Vested Ratio” determined as of such date as follows:

Vested Ratio

	On Initial Vesting Date, provided the Participant’s Service has not terminated prior to such date	[VESTED RATIO YEAR 1]

Plus

	For each additional full month of the Participant’s continuous Service from Initial Vesting Date until the Vested Ratio equals 1/1, an additional	[VESTED RATIO MONTHLY]

Capitalized terms not defined herein shall have the meaning as set forth in the Plan.

Upon termination of Participant’s Service, any portion of the SAR that is not vested and exercisable as of such date of termination shall automatically expire in accordance with the Award Agreement.

[U.S. Participants Only] The Strike Price represents an amount the Company believes to be no less than the Fair Market Value of Common Shares as of the Date of Grant, determined in good faith in compliance with the requirements of Section 409A of the Code. However, there is no guarantee that the Internal Revenue Service (the “IRS”) will agree with the Company’s determination. A subsequent IRS determination that the Strike Price is less than such Fair Market Value could result in adverse tax consequences to the Participant. By signing below, the Participant agrees that the Company, its Directors, officers and shareholders shall not be held liable for any tax, penalty, interest or cost incurred by the Participant as a result of such determination by the IRS. The Participant is urged to consult with his or her own tax advisor regarding the tax consequences of the SAR, including the application of Section 409A.

By their signatures below, the Company and the Participant agree that the SAR is governed by this Notice of Grant of Share Appreciation Rights and by the provisions of the Plan and the Award Agreement, both of which are attached to and made a part of this document. The Participant acknowledges receipt of copies of the Plan and the Award Agreement, represents that the Participant has read and is familiar with their provisions, and hereby accepts the SAR subject to all of their terms and conditions.

Australian Oilseeds Holdings Limited		PARTICIPANT
By:
Its:		Date:
Address:	[COMPANY ADDRESS]	Address:

ATTACHMENTS:	Australian Oilseeds Holdings Limited 2023 Equity Incentive Plan, as amended to the Date of Grant; Award Agreement and Exercise Notice

Australian Oilseeds Holdings Limited

2023 EQUITY INCENTIVE PLAN

SHARE APPRECIATION RIGHTS AWARD AGREEMENT

Australian Oilseeds Holdings Limited (the “Company”) has granted to the Participant named in the Notice of Grant of Share Appreciation Rights (the “Grant Notice”) to which this Award Agreement is attached a SAR upon the terms and conditions set forth in the Grant Notice and this Award Agreement. Each SAR entitles the Participant to receive, upon exercise, an amount equal to the excess of (a) the Fair Market Value of a Common Share on the date of exercise, over (b) the Strike Price (the “Appreciation Value”) payable in cash or Common Shares. The SAR has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Australian Oilseeds Holdings Limited 2023 Equity Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with the terms and conditions of, the Grant Notice, this Award Agreement and the Plan, (b) accepts the SAR subject to all of the terms and conditions of the Grant Notice, this Award Agreement and the Plan, and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Award Agreement or the Plan.

1.	Definitions and Construction.

(A) Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

(B) Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Award Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.	Administration.

All questions of interpretation concerning the Grant Notice, this Award Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the SAR shall be determined by the Committee. All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the SAR, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the SAR or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the SAR. Any officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

3.	Exercise of the SAR.

(A) Right to Exercise. Except as otherwise provided herein, the SAR shall be exercisable on and after the Initial Vesting Date and prior to the termination of the SAR (as provided in Section 5 and Section 6) in an amount not to exceed the number of vested SARs less the number of SARs previously exercised.

(B) Method of Exercise. Exercise of the SAR shall be by means of electronic or written notice (the “Exercise Notice”) in a form authorized by the Company. An electronic Exercise Notice must be digitally signed or authenticated by the Participant in such manner as required by the notice and transmitted to the Company or an authorized representative of the Company (including a third-party administrator designated by the Company). In the event that the Participant is not authorized or is unable to provide an electronic Exercise Notice, the SAR shall be exercised by a written Exercise Notice addressed to the Company, which shall be signed by the Participant and delivered in person, by certified or registered mail, return receipt requested, or by such other means as the Company may permit, to the Company, or an authorized representative of the Company (including a third-party administrator designated by the Company). Each Exercise Notice, whether electronic or written, must state the Participant’s election to exercise the SAR, the number of whole Common Shares for which the SAR is being exercised and such other representations and agreements as to the Participant’s investment intent with respect to such Common Shares as may be required pursuant to the provisions of this Award Agreement. Further, each Exercise Notice must be received by the Company prior to the termination of the SAR as set forth in Section 5 and Section 6. The SAR shall be deemed to be exercised upon receipt by the Company of such electronic or written Exercise Notice.

(C) Tax Withholding.

(i) In General. At the time the Award Agreement is executed, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the grant, vesting or exercise of the SAR or the issuance of Common Shares in settlement thereof.

(ii) Consultation. The Participant hereby acknowledges that he or she understands that the Participant may suffer adverse tax consequences as a result of the Participant’s exercise of the SAR. The Participant hereby represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the exercise of the SAR and that the Participant is not relying on the Company for any tax advice.

4.	Nontransferability of the SAR.

During the lifetime of the Participant, the SAR shall be exercisable only by the Participant or the Participant’s guardian or legal representative. The SAR shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Following the death of the Participant, the SAR, to the extent provided in Section 6, may be exercised by the Participant’s legal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

5.	Termination of the SAR.

The SAR shall terminate and may no longer be exercised after the first to occur of (A) the close of business on the SAR expiration date as set forth in the Grant Notice, (B) the close of business on the last date for exercising the SAR following termination of the Participant’s Service as described in Section 6, or (c) a Change in Control to the extent provided in Section 13 of the Plan.

6.	Effect of Termination of Service.

(A) SAR Exercisability. The SAR shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period as determined below and thereafter shall terminate.

(B) Disability. If the Participant’s Service terminates because of the Disability of the Participant, the SAR, to the extent unexercised and exercisable for vested Common Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of 12 months after the date on which the Participant’s Service terminated, but in any event no later than the SAR Expiration Date.

(C) Death. If the Participant’s Service terminates because of the death of the Participant, the SAR, to the extent unexercised and exercisable for vested Common Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the SAR by reason of the Participant’s death at any time prior to the expiration of 12 months after the date on which the Participant’s Service terminated, but in any event no later than the SAR Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three months after the Participant’s termination of Service.

(D) Termination for Cause. Notwithstanding any other provision of this Award Agreement, if the Participant’s Service is terminated for Cause, the SAR shall terminate and cease to be exercisable immediately upon such termination of Service.

(E) Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the SAR, to the extent unexercised and exercisable by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three months after the date on which the Participant’s Service terminated, but in any event no later than the SAR Expiration Date.

(F) Extension if Exercise Prevented by Law. Notwithstanding the foregoing other than termination of Service for Cause, if the exercise of the SAR within the applicable time periods set forth in Section 6(A) is prevented by the provisions of Section 15(H) of the Plan, the SAR shall remain exercisable until the later of (a) thirty (30) days after the date such exercise first would no longer be prevented by such provisions or (b) the end of the applicable time period under Section 6(A), but in any event no later than the SAR Expiration Date.

7.	Miscellaneous Provisions.

(A) Termination or Amendment. The Committee may terminate or amend the Plan or the SAR at any time; provided, however, that except as provided in Section 13 of the Plan in connection with a Change in Control, no such termination or amendment may adversely affect the SAR or any unexercised portion hereof without the consent of the Participant unless such termination or amendment is necessary to comply with any applicable law or government regulation, including, but not limited to Section 409A of the Code.

(B) Compliance with Section 409A. The Company intends that income realized by the Participant pursuant to the Plan and this Award Agreement will not be subject to taxation under Section 409A of the Code. The provisions of the Plan and this Award Agreement shall be interpreted and construed in favor of satisfying any applicable requirements of Section 409A of the Code. The Company, in its reasonable discretion, may amend (including retroactively) the Plan and this Award Agreement in order to conform to the applicable requirements of Section 409A of the Code, including amendments to facilitate the Participant’s ability to avoid taxation under Section 409A of the Code. However, the preceding provisions shall not be construed as a guarantee by the Company of any particular tax result for income realized by the Participant pursuant to the Plan or this Award Agreement. In any event, and except for the responsibilities of the Company set forth in Section 3(C) above, the Company or applicable Subsidiary shall be responsible for the payment of any applicable taxes on income realized by the Participant pursuant to the Plan or this Award Agreement.

(C) Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Award Agreement.

(D) Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

(E) Integrated Agreement. The Grant Notice, this Award Agreement and the Plan, together with any employment, service or other agreement with the Participant and the Company or applicable Subsidiary referring to the SAR, shall constitute the entire understanding and agreement of the Participant and the Company with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Company with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, the Award Agreement and the Plan shall survive any exercise of the SAR and shall remain in full force and effect.

(F) Successors and Assigns. The Company may assign any of its rights under this Award Agreement. This Award Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Award Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the SARs may be transferred by will or the laws of descent or distribution.

(G) Severability. The invalidity or unenforceability of any provision of the Plan or this Award Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Award Agreement, and each provision of the Plan and this Award Agreement shall be severable and enforceable to the extent permitted by law.

(H) Discretionary Nature of Plan. The grant of the SARs in this Award Agreement does not create any contractual right or other right to receive any SARs or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Company.

(I) No Impact on Other Benefits. The value of the Participant’s SARs is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

(J) No Rights as a Shareholder or Employee. The Participant shall have no rights as a shareholder with respect to the SAR until the date of the issuance of Common Shares, if any, for which the SAR has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions, or other rights for which the record date is prior to the date the Common Shares are issued, except as provided under the Plan. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Award Agreement shall confer upon the Participant any right to continue in the Service of the Company or Subsidiary or interfere in any way with any right of the Company to terminate the Participant’s Service to the Company as a Director, an Employee or Consultant, as the case may be, at any time.

(K) Applicable Law. This Award Agreement shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.

Participant:

Date:

SHARE APPRECIATION RIGHT

EXERCISE NOTICE

Australian Oilseeds Holdings Limited

Attention: ________________

________________________

________________________

Ladies and Gentlemen:

1. SAR. I was granted a share appreciation right (the “SAR”) pursuant to the Australian Oilseeds Holdings Limited’s 2023 Equity Incentive Plan (the “Plan”), my Notice of Grant of Share Appreciation Rights (the “Grant Notice”) and my Share Appreciation Right Award Agreement (the “Award Agreement”) as follows:

Date of Grant:

Number of SAR Shares:

Strike Price per Share: $

2. Exercise of SAR. I hereby elect to exercise the following number of SARs, all of which are vested, in accordance with the Grant Notice and the Award Agreement:

SARs Exercised:

Strike Price (Total Common Shares X Strike Price per SAR: $

3. Tax Withholding. I authorize payroll withholding and otherwise will make adequate provision for the federal, state, local and foreign tax withholding obligations of the Company, if any, in connection with the SAR.

4. Participant Information.

My address is: __________________________________________________________

__________________________________________________________

My Social Security Number is:

5. Binding Effect. I agree that the SARs exercised hereunder are subject to the terms, provisions and conditions of the Grant Notice, the Award Agreement, and the Plan, to all of which I hereby expressly assent. This Award Agreement shall inure to the benefit of and be binding upon my heirs, executors, administrators, successors and assigns.

I understand that I am exercising the SARs pursuant to the terms of the Plan, the Grant Notice and my Award Agreement, copies of which I have received and carefully read and understand.

____________________________________

(Signature)

Receipt of the above is hereby acknowledged.

Australian Oilseeds Holdings Limited

By:
Title:
Dated: